Exhibit 5.1

                            Sonnenschein Nath & Rosenthal
                                   4520 Main Street
                             Kansas City, Missouri 64111


                                    March 2, 1999


          DST Systems, Inc.
          333 West 11th Street, 5th Floor
          Kansas City, Missouri 64105-1594

               Re: Registration Statement on Form S-8 in connection with the registration of the offer and sale of DST Common Stock pursuant to option agreements (the "Agreements") under the USCS International, Inc. 1996 Directors' Stock Option Plan, as amended (the "Plan")

          Ladies and Gentlemen:

               In connection with the preparation of the above-referenced Registration Statement (the "Registration Statement"), which is being filed on or about the date of this letter on behalf of DST Systems, Inc., a Delaware corporation (the "Corporation"), and in connection with which we have acted as counsel to the Corporation, you have asked us to provide you this opinion letter in accordance with subsection (b)(5) of Item 601 of Regulation S-K promulgated by the United States Securities and Exchange Commission. The Registration Statement relates to the offer and sale pursuant to the Agreements of up to 43,400 shares (the "Shares") of the Corporation's Common Stock, par value $0.01 per share (the "Common Stock").

               Pursuant to an Agreement and Plan of Merger dated as of September 2, 1998, among the Corporation, DST Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of DST (the "Acquisition Sub"), and USCS International, Inc., a Delaware corporation ("USCS"), Acquisition Sub was merged with and into USCS and USCS became a wholly-owned subsidiary of the Corporation (the "Merger") on December 21, 1998. In connection with the Merger, the Corporation assumed certain of the obligations of USCS under the Agreements, and the Shares will be substituted for the stock of USCS that was to be issued under the Agreements prior to the Merger.

               Based upon and subject to our examination described herein and the assumptions, exceptions, qualifications, and limitations set forth herein, we are of the opinion that the issuance of the Shares that will be originally issued under the Agreements has been duly authorized and the Shares will, when issued pursuant to and in accordance with the terms of the applicable Agreements and the Plan, be validly issued, fully paid, and non-assessable.

               In connection with this opinion, we have examined and relied upon, without further investigation, the following in connection with rendering the opinions expressed herein: (a) the Plan and the form of the Agreements; (b) the Corporation's Certificate of Incorporation, as restated, certified by the Secretary of State of Delaware as of December 16, 1998 and the Corporation's Bylaws;
          (c) the  Registration Statement,  (d) minutes  of directors'  and stockholders' meetings, and (e) such other documents, certificates, records, and oral statements of public officials and the officers of the Corporation as we deemed necessary for the purpose of rendering the opinions expressed herein.

               In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies or by facsimile or electronic mail, and the authenticity of the originals from which such copies, facsimiles, or electronic transmissions were made. In our examination of documents, including the Agreements, executed by persons, legal or natural, other than the Corporation, we have assumed that such persons had the power, corporate or otherwise, to enter into and perform all obligations thereunder and that such documents are valid and binding. We have also assumed the conformity of all Agreements to the form reviewed of such Agreements.

               This opinion letter is limited to the specific legal issues that it expressly addresses, and accordingly, no opinion may be inferred or implied beyond the matters expressly stated in this letter. We express no opinion as to the law of any jurisdiction other than the General Corporation Law of the State of Delaware, as amended. We are not admitted to the Delaware Bar. In expressing our opinions set forth herein, we have reviewed and relied upon, without further investigation, such laws as published in generally available sources.

               We  consent to  the  filing  of this  opinion  letter, or  a reproduction thereof, as an exhibit to the Registration Statement. In giving such consent, however, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated by the Securities and Exchange Commission thereunder.

               This opinion letter is rendered as of the date set forth above, and we have no continuing obligation hereunder to inform you of changes in the applicable law or the facts after such date or facts of which we become aware after the date hereof, even though such changes could affect our opinions expressed herein.

                                        Very truly yours,

                                        SONNENSCHEIN NATH & ROSENTHAL



                                        By: /s/ John F. Marvin